SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

PACIFIC GOLD CORP.

(Name of registrant as Specified in its Charter)

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☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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☐ Fee paid previously by written preliminary materials

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PACIFIC GOLD CORP.

848 N. RAINBOW BLVD. #2987

LAS VEGAS, NEVADA 89107

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

TO ALL SHAREHOLDERS OF PACIFIC GOLD CORP.:

The purpose of this letter is to inform you that two officers and directors and two other shareholders holding an aggregate number of shares representing approximately 50.8% of our outstanding shares of common stock have executed a written consent giving the Board of Directors the authority to amend the Company's Articles of Incorporation to change the par value of the Company’s common stock from $0.001 per share to $0.0000000001 per share.

The amendment to the Articles of Incorporation is described in greater detail in the Information Statement accompanying this notice.  The consent that we have received constitutes the only shareholder approval required to amend the Articles of Incorporation under Nevada law and our Articles of Incorporation and by-laws. Under the rules of the Securities and Exchange Commission, the approval by the shareholders will become effective only 20 days after the date of mailing of this Information Statement to our shareholders, and, under state law, after the filing of the amended Articles of Incorporation with the Secretary of State of the State of Nevada.

Because the written consent of holders of a majority of our outstanding shares of common stock satisfies all applicable shareholder voting requirements, we are not asking you for a proxy or your consent; please do not send us one.

The accompanying Information Statement is for information purposes only. Please read it carefully.

By Order of the Board of Directors,

Robert Landau
Chief Executive Officer

November __, 2012

WE ARE NOT ASKING YOU FOR A PROXY NOR YOUR CONSENT AND YOU ARE

REQUESTED NOT TO SEND US A PROXY NOR YOUR CONSENT.

PACIFIC GOLD CORP.

848 N. RAINBOW BLVD. #2987

LAS VEGAS, NEVADA 89107

INFORMATION STATEMENT

AND NOTICE OF ACTION TAKEN

BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being provided to the shareholders of Pacific Gold Inc. (“we”, “our” or the “Company”), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our outstanding shares of common stock authorizing a change in the par value of the Company’s common stock from $0.001 per share to $0.0000000001 per share (the “Change in Par Value”). On November 15, 2012, the Company received (by written consent) the approval of two officers and directors and two other shareholders of the Company that are the record owners of an aggregate of 1,058,147,192 shares of our common stock representing approximately 50.8% of the Company’s total outstanding shares of common stock as of November 15, 2012. The Company’s Board of Directors approved the Change in Par Value on November 15, 2012. Under the rules of the Securities and Exchange Commission, the approval by the shareholders will not become effective before 20 days after the date of mailing of this Information Statement to our shareholders, and, under state law, not before the filing of the amended Articles of Incorporation with the Secretary of State of the State of Nevada. A copy of the certificate of amendment effecting the Change in Par Value is attached to this information statement as Exhibit A.

The elimination of the need for a special meeting of the shareholders to approve the Change in Par Value is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding  shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or  take the action at  a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to Section 78.390 of the Nevada Law, a majority of the outstanding shares of capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation.

This Information Statement is being sent to the shareholders on or about November [__], 2012. The record date established by the Board of Directors for purposes of determining the shareholders of the Company entitled to receive notice of the Change in Par Value was November 15, 2012 (the “Record Date”).

Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make a request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement or by calling our principal executive offices at (416) 214-1483.

VOTING SECURITIES

Pursuant to Nevada Law, a vote by the holders of at least a majority of the Company’s outstanding shares of common stock is required to effect the action described herein. As of the Record Date, the Company had 2,082,987,909 shares of common stock issued and outstanding entitled to one vote per share. Therefore, 1,041,493,955 votes were required to approve the Change in Par Value. On November 15, 2012, shareholders cast, by written consent, 1,058,147,192 votes, representing approximately 50.8% of the Company’s outstanding shares of common stock, in favor of the Change in Par Value.

INFORMATION REGARDING THE CHANGE IN PAR VALUE

As a general rule, corporations may designate shares of common stock to be either with or without par value. The par value of a share of common stock is simply an amount fixed as the nominal value of the stockholder’s interest in such shares of stock. Historically, par value was intended to represent the sum of money or value of property or services which was to have been paid or contributed to the corporation in exchange for each share of the corporation’s common stock. Today, par value has very little significance except for certain technical financial statement presentation issues (under accounting rules) and certain matters under state corporate law applicable to companies which designate a stated par value, such as the computation of annual state franchise taxes.

At the Company’s annual meeting held on November 13, 2012, shareholders approved an amendment to the Company’s Articles of Incorporation to change the par value of the Company’s common stock from $0.001 per share to no par value. The reason for this change was to give the Board of Directors the flexibility to issue shares of the Company’s common stock at a price its deems appropriate.

Prior to filing the Certificate of Amendment with the Secretary of State of the State of Nevada, it was determined that changing the par value of the Company’s common stock to no par value would have a significant adverse impact on the Company’s annual franchise taxes paid to the State of Nevada as well as result in a substantial fee with respect to the filing of the Certificate of Amendment. As a result, shareholders of the Company holding an aggregate of 1,058,147,192 shares of our common stock took action by written consent to approve an amendment to the Company’s Articles of Incorporation to change the par value of the Company’s common stock to $0.0000000001. This change in par value is primarily for two reasons, one being that this significantly lower par value gives the Board the needed flexibility to issue shares of the Company’s common stock at prices its deems appropriate and the other being that the change in par value to $0.0000000001 per share will have no impact on the Company’s current filing fees and franchise taxes paid to the State of Nevada. Furthermore, a par value of $0.0000000001 provides for a minimum capitalization for the Company which would not be achieved if the Company did not have a par value for its common stock.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, we had 2,038,765,222 shares of Common Stock issued and outstanding. The following table sets forth information regarding beneficial ownership of our stock for: (i) each of our executive officers and directors; (ii) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of each class of our Common Stock; and (iii) all of our directors and executive officers as a group:

Name and Address of Beneficial Owner(s)	Amount and Nature of Beneficial Owner(s)(1)
	Number of Shares Owned		Percentage of Ownership
Robert Landau	635,970,024	(2)	30.5%
Mitchell Geisler	342,884,224		16.5%
All officers and directors as a group (two persons)	978,854,248		47%

1

Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned. Unless as otherwise set forth in the table, the address of each beneficial owner is c/o Pacific Gold Corp., 157 Adelaide Street West, Suite 600, Toronto, Ontario, M5H 4E7 Canada.

2	Includes 149,005,000 shares of Common Stock held of record by Jabi, Inc., of which Mr. Landau is the sole shareholder and director.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Robert Landau, a director and the Company’s Chief Executive Officer, is the beneficial owner of 635,970,024 shares of the Company’s common stock and Mitchell Geisler, a director and the Company’s Chief Operating Officer, is the beneficial owner of 342,884,224 shares of the Company’s Common Stock. No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Articles of Incorporation which is not shared by all other holders of the Company's common stock.

DISSENTERS' RIGHT OF APPRAISAL

Under Nevada Law and our Articles of Incorporation and by-laws, no shareholder has any right to dissent to our changing the par value of our common stock from $0.001 per share to $0.0000000001 per share, and no shareholder is entitled to appraisal of or payment for their shares of our stock.

Exhibit A

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada  89701-4520

(775) 684-7708

Website:  www.nvsos.com

Certificate of Amendment (PURUSANTU TO NRS 78.385 and 78.390)

USE BLANK INK ONLY – DO NOT HIGHLIGHT                                                       ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.

Name of corporation:

Pacific Gold Corp.

2.

The articles have been amended as follows (provide article numbers, if available):

Article Fourth – As of the filing date of this amendment, the total number of common stock authorized that may be issued by the Corporation is 5,000,000,000 shares, par value $0.0000000001 per share.

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:  Stockholders holding 1,058,147,192 shares of voting stock representing 50.8% of the outstanding voting power of the corporation approved this amendment by written consent dated November 15, 2012.

4.

Effective date of filing (optional):  __________________________________________.

                                                         (must not be later than 30 days after the effective date)

5.

Officer Signature (required):  __________________________________________

                                                                                Robert Landau, Chief Executive Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.